Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated July 30, 2021, except for the effects of the Stock Split discussed in Note 8(b) to the consolidated financial statements, as to which the date is October 27, 2021, relating to the financial statements, which appears in Amendment No. 5 to the Registration Statement on Form S-1 (No. 333-260099) of Nuvectis Pharma, Inc. We also consent to the reference to us under the heading “Experts” in Amendment No. 5 to the Registration Statement on Form S-1 (No. 333-260099) incorporated by reference in this Registration Statement.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
February 4, 2022	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited

Kesselman & Kesselman, 146 Derech Menachem Begin, Tel-Aviv 6492103, Israel,

P.O Box 7187 Tel-Aviv 6107120, Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556, www.pwc.com/il